Exhibit 23(c)(i)

              [Letterhead of Gray, Woods & Cooper]





                        February 21, 1996



Kentucky Power Company
c/o American Electric Power
   Service Corporation
1 Riverside Plaza
Columbus, OH  43215

Dear Sirs:

     We hereby consent to the use of our firm name in the Post-Effective Amendment to its Registration Statement No. 33-53007 currently being filed by Kentucky Power Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the registration thereunder of $100,000,000.00 aggregate principal amount of the Debt Securities.

     We further consent to the making of the statements with respect to our firm under the captions "Legal Opinions" and "Experts", appearing in the Post-Effective Amendment to its Registration Statement, and we further consent to the use of our name in the opinion of the law firm of Simpson Thacher & Bartlett, which is to be filed as an exhibit to said Post-Effective Amendment to its Registration Statement.

                                   Very truly yours,


                                   /s/ Gray, Woods & Cooper


                                   GRAY, WOODS & COOPER






[96FN0013.KPC]